Exhibit 99.1

Palomino laboratories, inc.

INDEX TO FINANCIAL STATEMENTS

Statement	Page

Report of Independent Registered Public Accounting Firm	2

Balance Sheets as of December 31, 2024 and December 31, 2023	3

Statements of Operations for the year ended December 31, 2024 and for the period from February 9, 2023 (inception) to December 31, 2023	4

Statements of Changes in Stockholders’ Deficit for the year ended December 31, 2024 and for the period from February 9, 2023 (inception) to December 31, 2023	5

Statements of Cash Flows for the year ended December 31, 2024 and for the period from February 9, 2023 (inception) to December 31, 2023	6

Notes to Financial Statements	7

1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Palomino Laboratories Inc.

Opinion on the financial statements

We have audited the accompanying balance sheets of Palomino Laboratories Inc. (the “Company”) as of December 31, 2024, and December 31, 2023, and the related statements of operations, stockholders’ deficit and cash flows for the year ended December 31, 2024, and for the period from February 09, 2023 (inception) through December 31, 2023, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024, and December 31, 2023, and the results of its operations and its cash flows for the year ended December 31, 2024, and for the period from February 09, 2023 (inception) through December 31, 2023, in conformity with accounting principles generally accepted in the United States of America.

Substantial doubt about the company’s ability to continue as a going concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred losses from inception, has accumulated deficit and stockholders’ deficit. The Company expects to continue to generate operating losses for the foreseeable future. The ability of the Company to continue as a going concern is dependent upon management’s plan to raise additional capital from issuance of equity or receive additional borrowings from the issuance of common stock or additional SAFE note financing. These conditions raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/KNAV CPA LLP

We have served as the Company’s auditor since 2025.

Atlanta, Georgia

August 08, 2025

PCAOB ID # 2983

2

palomino laboratories, inc.

BALANCE SHEETS

(all amounts in USD, except number of shares and per share data)

	December 31,
	2024	2023
Assets
Current Assets:
Cash and cash equivalents	$134,657	$139,527
Prepaids and other current assets	3,468	-
Total assets	$138,125	$139,527

Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable and accrued expenses	3,291	2,045
Shareholder note	3,140	3,140
Total current liabilities	6,431	5,185
SAFE notes	150,000	136,450
Total liabilities	156,431	141,635

Commitments and contingencies (Note 5)

Stockholders’ deficit:
Common stock, $0.00001 par value; 10,000,000 shares authorized; 6,000,000 shares issued and outstanding at December 31, 2024 and 2023, respectively	60	60
Accumulated deficit	(18,366)	(2,168)
Total stockholders’ deficit	(18,306)	(2,108)
Total liabilities and stockholders’ deficit	$138,125	$139,527

The accompanying notes are an integral part of the financial statements.

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Palomino laboratories, inc.

STATEMENTS OF OPERATIONS

(all amounts in USD, except number of shares and per share data)

	Year Ended December 31,	For the period February 9, 2023 (Inception) to December 31,
	2024	2023

Operating expenses:
General and administrative	$6,123	$15,722
Total operating expenses	6,123	15,722
Loss from operations	(6,123)	(15,722)
Other (expense) income:
Change in fair value of SAFE notes	(13,550)	13,550
Interest income	3,475	4
Net loss	$(16,198)	$(2,168)

Loss per common share - basic and dilutive net loss	$(0.008)	$(0.004)

Weighted average common shares outstanding - basic and dilutive	2,031,421	614,647

The accompanying notes are an integral part of the financial statements.

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palomino laboratories, inc.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

(all amounts in USD, except number of shares and per share data)

	Common Stock		Accumulated	Total Stockholders’
	Shares	Amount	Deficit	Deficit
Balance, February 9, 2023 (Inception)	6,000,000	$60	$-	$60
Net loss	-	-	(2,168)	(2,168)
Balance, December 31, 2023	6,000,000	60	(2,168)	(2,108)
Net loss	-	-	(16,198)	(16,198)
Balance, December 31, 2024	6,000,000	$60	$(18,366)	$(18,306)

The accompanying notes are an integral part of the financial statements.

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palomino laboratories, inc.

STATEMENTS OF CASH FLOWS

(all amounts in USD)

	For the Year Ended December 31,	For the period February 9, 2023 (Inception) to December 31,
	2024	2023

Cash flows from operating activities:
Net loss	$(16,198)	$(2,168)
Adjustments to reconcile net loss to net cash used in operating activities:
Change in fair value of SAFE notes	13,550	(13,550)
Changes in operating assets and liabilities:
Prepaids and other current assets	(3,468)	-
Accounts payable and accrued expenses	1,246	2,045
Net cash used in operating activities	(4,870)	(13,673)
Cash flows from financing activities:
Proceeds from issuance of SAFE notes	-	150,000
Proceeds from issuance of Shareholder note	-	3,140
Proceeds from issuance of restricted stock awards	-	60
Net cash provided by financing activities	-	153,200
Net (decrease) increase in cash and cash equivalents	(4,870)	139,527
Cash and cash equivalents at beginning of the period	139,527	-
Cash and cash equivalents at end of the period	$134,657	$139,527

The accompanying notes are an integral part of the financial statements.

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palomino laboratories, inc.

NOTES TO FINANCIAL STATEMENTS

Note 1. Nature of Operations and liquidity

Business Description

Palomino Laboratories, Inc., (the “Company”) was incorporated in the State of Delaware on February 9, 2023. The Company’s management has chosen December 31 for its fiscal year end.

The Company is a fabless semiconductor company pioneering the next generation of high-performance microLED-based optoelectronic solutions for data communication. Its mission is to enable ultra-high-speed, energy-efficient optical interconnects that replace legacy copper-based PCIe and Ethernet links in compute-intensive environments. Palomino is commercializing a breakthrough platform built on advanced gallium nitride (GaN) compound semiconductor materials. This proprietary technology enables scalable and cost-efficient manufacturing of ultra-compact, high-speed optical transceivers, with significant improvements in power, size, and bandwidth density over traditional laser-based solutions. Palomino’s differentiated value proposition lies in leveraging high-efficiency microLEDs as optical sources in transceiver modules that can be seamlessly integrated into silicon packages or interposers. This approach unlocks the potential for high-density, chip-scale optical I/O—fundamentally reshaping the future of data movement in AI servers, data centers, and high-performance computing systems. During the year ended December 31, 2024 and the period February 9, 2023 to December 31, 2023, the Company did not earn revenues and was considered in the development stage. However, the Company is in process of setting up revenue generating operations.

Going Concern

In accordance with Accounting Standards Codification (“ASC”) 205-40, Going Concern, the Company has evaluated whether there are conditions and events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued. As of December 31, 2024, the Company had cash and cash equivalents of $134,657. In April, May and June of 2025, the Company issued an additional round of SAFE liabilities resulting in $1,695,000 of proceeds.

Additionally, the Company had an accumulated deficit of $18,366 at December 31, 2024, and incurred losses of $16,198 and $2,168 during the year ended December 31, 2024 and the period ended December 31, 2023, respectively. The Company expects to continue to generate operating losses for the foreseeable future. The Company does not believe that its cash and cash equivalents of $134,657 as of December 31, 2024, together with the aggregate proceeds of $1,695,000 from the SAFE liabilities offering, will be sufficient to fund its operating expenses for at least the next 12 months from issuance of these financial statements.

The Company’s financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has not earned any revenue and has been operating at a loss since inception. The Company has an accumulated deficit and stockholders’ deficit. These conditions raise substantial doubt about its ability to continue as a going concern for one year from the issuance of these financial statements. The ability of the Company to continue as a going concern is dependent upon management’s plan to raise additional capital from issuance of equity or receive additional borrowings from the issuance of common stock or additional SAFE note financing. Management intends to finance operations over the next twelve months through additional issuance of equity or borrowings. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 2. Basis of Presentation and Summary of Significant Accounting Policies

The following is a summary of significant accounting policies consistently applied during the preparation of the accompanying financial statements.

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Basis of Presentation

The accompanying financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”). Any references in these notes to applicable guidance is meant to refer to GAAP as found in Accounting Standards Codification (“ASC”) and Accounting Standards Update (“ASU”) promulgated by the Financial Accounting Standards Board (“FASB”). These financial statements are presented in United States Dollars (“USD”).

Emerging Growth Company

Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Securities Exchange Act of 1934 (the “Exchange Act”) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when an accounting standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.

Use of Estimates

The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Estimates and assumptions are periodically reviewed, and the effects of the revisions are reflected in the accompanying financial statements in the period they are determined to be necessary. Significant estimates and assumptions made in the accompanying financial statements include, but are not limited to, realization of deferred tax assets, fair value of share-based awards and the fair value of simple agreement for future equity notes (each a “SAFE note”).

Fair Value Measurements

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (the exit price) in an orderly transaction between market participants at the measurement date. The fair value standard outlines a valuation framework and creates a fair value hierarchy in order to increase the consistency and comparability of fair value measurements and the related disclosures. The Company uses the hierarchy prescribed in the accounting guidance for fair value measurements, based upon the available inputs to the valuation and the degree to which they are observable or not observable in the market. The three levels in the hierarchy are as follows:

●	Level 1 - Quoted prices (unadjusted) for identical assets or liabilities in active markets that are accessible as of the measurement date;

●	Level 2 - Inputs other than quoted prices in active markets for identical assets and liabilities that are observable either directly or indirectly for substantially the full term of the asset or liability; and

●	Level 3 - Unobservable inputs reflecting the Company’s own assumptions about the assumptions that market participants would use in pricing the asset or liability, including assumptions about risk.

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The carrying amounts of certain financial assets and liabilities, including prepaid and other current assets, accounts payable and accrued liabilities, and shareholder note approximate fair value because of the short maturity and liquidity of those instruments. The classification of assets and liabilities within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement in its entirety.

Concentration of credit risk

Financial instruments that potentially subject the Company to credit risk consist primarily of cash and cash equivalents, which at times, may exceed the Federal Depository Insurance Coverage of $250,000. The Company holds cash at financial institutions that the Company believes are good credit, quality financial institutions and limits the amount of credit exposure with any one bank and conducts ongoing evaluations of the creditworthiness of the banks with which it does business.

Significant Risks and Uncertainties Including Business

The Company is a newly incorporated company and has yet to commence full operations. As a result, the Company has a limited operating history upon which to evaluate the business and future prospects, which subjects it to a number of risks and uncertainties, including the ability to plan for and predict future growth. Since the Company’s founding, the Company has made progress towards setting up business operations.

The Company expects that it will need to raise additional capital to support its development and commercialization activities. Significant risks and uncertainties to the Company’s operations include failing to secure additional funding and the threat of other companies developing and bringing to market similar technology at an earlier time than the Company.

Cash and cash equivalents

Cash and cash equivalents includes all highly-liquid instruments with original maturities of three months or less. Cash equivalents consist primarily of amounts invested in certificates of deposits with bank.

Simple agreement for future equity (“SAFE”) notes

SAFE notes represent instruments that provide a form of financing to the Company and possess characteristics of both a debt and equity instrument. The Company accounts for the SAFE note in accordance with the guidance in ASC 480, Distinguishing Liabilities from Equity. The Company first assessed whether the instrument meets the definition of a liability under ASC 480. The SAFE note includes terms that would affect the conversion of the note into shares based on the next round of financing. The SAFE instruments issued have the potential for cash settlement upon the occurrence of certain liquidity events. Accordingly, The SAFE note was determined to be a liability and recorded at fair value.

This liability is subject to re-measurement at each balance sheet date until a triggering event, equity financing, change in control or dissolution occurs, and any change in fair value is recognized in the Company’s statements of operations.

The fair value estimate includes significant inputs not observable in market, which represents a Level 3 measurement within the fair value hierarchy. The valuation uses probabilities considering pay-offs under various scenarios as follows: (i) an equity financing where the SAFE notes will convert into preferred stock; (ii) a liquidity event where the SAFE notes will convert into the greater of the cash-out amount or amount payable on the number of shares of common stock equal to the purchase amount divided by the liquidity price and (iii) a dissolution event where the SAFE notes holders will receive a portion of the cash payout.

There were no issuance cost incurred related to the SAFE note issuances during the period February 09, 2023 (inception) to December 31, 2023, and December 31, 2024.

Share-based compensation

The Company measures equity classified share-based awards granted to employees, non-employees and directors based on the estimated fair value on the date of grant and recognizes compensation expense of those awards over the requisite service period, which is the vesting period of the respective award. The Company accounts for forfeitures as they occur. For share-based awards with service-based vesting conditions, the Company recognizes compensation expense on a straight-line basis over the service period. The Company classifies share-based compensation expense in its statements of operations in the same manner in which the award recipient’s payroll costs are classified or in which the award recipient’s service payments are classified. Fair value is determined using a combination of the probability weighted expected return method and option pricing model. The Company’s share-based awards comprise of restricted stock awards (RSA), fair value of which is measured based on the grant-date fair value of the restricted stock awards, which was deemed insignificant at the inception of the Company.

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General and Administrative Costs

General and Administrative costs are expensed as incurred and consist primarily of administrative and personnel-related expenses and professional fees.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under ASC 740, Income Taxes (“ASC 740”), from its inception. Under ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets, including tax loss and credit carryforwards, and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred income tax expense represents the change during the period in the deferred tax assets and deferred tax liabilities. The components of the deferred tax assets and liabilities are individually classified as current and non-current based on their characteristics. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all the deferred tax assets will not be realized.

The Company recognizes the tax benefits of uncertain tax positions only when the positions are “more likely than not” to be sustained assuming examination by tax authorities and determined to be attributed to the Company. The determination of attribution, if any, applies for each jurisdiction where the Company is subject to income taxes on the basis of laws and regulations of the jurisdiction. The application of laws and regulations is subject to legal and factual interpretation, judgement, and uncertainty. Tax laws and regulations themselves are subject to change as a result of changes in fiscal policy, changes in legislation, the evolution of regulations, and court rulings. Therefore, the actual liability of the various jurisdictions may be materially different from management’s estimate. As of December 31, 2024 and 2023, the Company does not have any unrecognized tax benefits.

Net loss per share

The Company adopted ASC 260, “Earnings per Share”, at its inception. Basic net loss per share of common stock is computed by dividing net loss by the weighted-average number of shares of common stock outstanding during each period. Diluted net loss per share of common stock includes the effect, if any, from the potential exercise or conversion of securities, which would result in the issuance of incremental shares of common stock. For diluted net loss per share, the weighted-average number of shares of common stock is the same for basic net loss per share due to the fact that when a net loss exists, potentially dilutive securities are not included in the calculation when the impact is anti-dilutive. The following potentially dilutive securities have been excluded from the computation of diluted weighted-average shares of common stock outstanding, as they would be anti-dilutive:

	December 31,
	2024	2023

Unvested Restricted stock awards	3,250,000	4,750,000
Total	3,250,000	4,750,000

Segment information

In accordance with ASC 280, Segment Reporting (“ASC 280”), the Company identifies its operating segments according to how the Company’s business activities are managed and evaluated. ASC 280 establishes standards for companies to report financial statement information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise for which separate financial information is available that is regularly evaluated by the Company’s chief operating decision maker (“CODM”), or group, in deciding how to allocate resources and assess performance.

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The CODM has been identified as the Chief Executive Officer, who reviews the operating results for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, management has determined that the Company only has one operating and reportable segment.

When evaluating the Company’s performance and making key decisions regarding resource allocation the CODM reviews several key metrics, which include the following:

	Year Ended December 31,	For the period February 9, 2023 (Inception) to December 31,
	2024	2023
Legal fees	$2,619	$8,002
Accounting and other professional fees	2,410	7,285
Other	1,094	435
	$6,123	$15,722

The key measures of segment profit or loss reviewed by our CODM are operating expenses. Operating costs are reviewed and monitored by the CODM to manage and forecast cash. The CODM also reviews operating costs to manage, maintain and enforce all contractual agreements to ensure costs are aligned with all agreements and budget.

Accounting Standards Adopted at the Beginning of Fiscal Year 2024

In November 2023, the FASB issued Accounting Standards Update (“ASU”) 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures, which required a public entity to disclose significant segment expenses and other segment items on an annual and interim basis and provide in interim periods all disclosures about a reportable segment’s profit or loss and assets that are currently required annually. Additionally, it required a public entity to disclose the title and position of the Chief Operating Decision Maker (“CODM”). The ASU did not change how a public entity identifies its operating segments, aggregates them, or applies the quantitative thresholds to determine its reportable segments. The ASU was effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. As such, the Company adopted this ASU and has disclosed the required information in Note 2, Segment information.

Accounting Standards Adopted at the Beginning of Fiscal Year 2023

On January 1, 2023, the Company adopted ASU 2020-04, Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting. The adoption of this ASU did not impact the financial statements presented herein.

On January 1, 2023, the Company adopted ASU 2022-04, Liabilities — Supplier Finance Programs (Subtopic 405-50): Disclosure of Supplier Finance Program Obligations. The adoption of this ASU did not impact the financial statements presented herein.

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Recently Issued Accounting Pronouncements

In December 2023, the FASB issued ASU No. 2023-09, Income Taxes (Topic 740): “Improvements to Income Tax Disclosures”. ASU 2023-09 is intended to improve income tax disclosure requirements by requiring (1) consistent categories and greater disaggregation of information in the rate reconciliation and (2) the disaggregation of income taxes paid by jurisdiction. The guidance makes several other changes to the income tax disclosure requirements as well. The guidance in ASU 2023-09 will be effective for annual reporting periods in fiscal years beginning after December 15, 2024. The Company is currently evaluating the impact that the adoption of ASU 2023-09 will have on its financial statements and disclosures.

In November 2024, the FASB issued ASU No. 2024-03, Disaggregation of Income Statement Expenses. ASU 2024-03 requires additional disclosure of specific types of expenses included in the expense captions presented on the face of the income statement as well as disclosures about selling expenses. ASU 2024-03 is effective for fiscal years beginning after December 15, 2026, and interim periods beginning after December 15, 2027, with early adoption permitted. The requirements will be applied prospectively with the option for retrospective application. The Company is currently evaluating the impact that the adoption of ASU 2024-03 will have on its financial statements and disclosures.

The Company continually assesses any new accounting pronouncements to determine their applicability to the Company. Where it is determined that a new accounting pronouncement affects the Company’s financial reporting, the Company undertakes a study to determine the consequence of the change to its financial statements and assures that there are proper controls in place to ascertain that the Company’s financials properly reflect the change. Management does not believe that any recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

Note 3. Fair value measurements

The following tables present information about the Company’s assets that are measured at fair value on a recurring basis:

	December 31, 2024
	Quoted prices in active market for identical assets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)
Liabilities:
SAFE notes	$-	$-	$150,000

	December 31, 2023
	Quoted prices in active market for identical assets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)
Liabilities:
SAFE notes	$-	$-	$136,450

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The following table provides a summary of changes in the estimate fair value of the SAFE liability:

Issuance of SAFE notes at February 9, 2023 (inception)	$150,000
Change in fair value - SAFE notes	(13,550)
Balance at December 31, 2023	136,450
Change in fair value - SAFE notes	13,550
Balance at December 31, 2024	$150,000

The fair value of the SAFE liabilities was estimated using a Probability-Weighted Expected Return Method (“PWERM”) using the following inputs:

	December 31,
	2024	2023
Discount rate	11.70%	13.00%
Expected term (in years) to equity financing	0.25	1.00
Expected term (in years) to liquidity event	0.50	2.25
Expected term (in years) to event of default	0.50	1.25
Probability of equity financing	40.00%	60.00%
Probability of liquidity event	40.00%	25.00%
Probability of event of default	20.00%	15.00%

Note 4. Related Party Debt and Transactions

Related party consulting arrangements

During the period from February 9, 2023 through December 31, 2024, the Company utilized consulting services provided by the son of one of the founders. The Company expensed $3,120 and $1,280 for the period from February 9, 2023 through December 31, 2023 and the year ended December 31, 2024, respectively, for consulting services performed by one of the son’s of a founder. There was a $1,280 balance in accounts payable and accrued expenses as of December 31, 2024, relating to unpaid amounts to the son of a founder. There were no similar balances in accounts payable and accrued expenses as of December 31, 2023.

On February 24, 2023, the Company entered into a consulting arrangement with Jeffrey Shealy to perform consulting services around the development of technology, financial planning, marketing strategies, intellectual property creation and operational management. To compensate Jeffrey for these services, the Company granted Jeffrey restricted stock (Note 6). In April 2025, Jeffrey and the Company entered into a full-time employment agreement (Note 8).

SAFE note

In April 2023, the Company issued SAFE notes in the amount of $50,000 each to the Jeffrey Shealy (chief executive officer), Steven Denbaars (founder) and Richard Ogawa (founder and director) resulting in net proceeds of $150,000. The SAFEs will automatically convert into the number of shares of preferred stock equal to the purchase amount divided by the discount price, which is defined as the lowest price per share of the preferred stock sold in the equity financing multiplied by the discount rate of 80%.

If there is a liquidity event before the termination of the SAFEs, the SAFEs will be automatically entitled (subject to the liquidation priority) to receive a portion of the proceeds, due and payable to each investor immediately prior to the liquidity event equal to the greater of (1) the purchase amount which is defined as the original investment amount (“cash-out amount”) or (2) the amount payable on the number of shares of Common Stock equal to the Purchase Amount divided by the Liquidity price, which is defined as the price per share equal to the fair market value of the common stock at the time of a liquidity event multiplied by 80%. If there is a dissolution event, then the investors will be automatically be entitled to receive proceeds equal to cash-out amounts.

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The SAFE note had no interest rate or maturity date, description of dividend and participation rights. The liquidation preference of the SAFE note is junior to other outstanding indebtedness and creditor claims, on par with payments for other SAFE notes and other preferred equity, and senior to payments for other equity of the Company that is not SAFE notes or preferred equity. The SAFE notes were classified as a liability based on evaluating characteristics of the instrument and are presented at fair value as a non-current liability in the Company’s balance sheets. Refer to Note 3 for further information on the fair value measurement.

Shareholder note

In May 2023, the Company entered in a loan agreement (“Agreement”) with founding member in the amount of $3,140. The loan is due upon demand by the lender and thus classified as a current liability in the balance sheets. The loan is interest free and unsecured. The Company can prepay the loan at anytime without penalty.

Note 5. Commitments and contingencies

Certain conditions may exist as at the date the financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. As of the balance sheet dates, there were no contingent liabilities to assess.

Litigation

Liabilities for loss contingencies arising from claims, assessments, litigation, fines, penalties, and other sources are recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated. There are no matters currently outstanding.

Indemnification

In the ordinary course of business, the Company may provide indemnification of varying scope and terms to vendors, lessors, business partners, and other parties with respect to certain matters including, but not limited to, losses arising out of breach of such agreements or from intellectual property infringement claims made by third parties. In addition, the Company has entered into indemnification agreements with officers and members of the Board that will require the Company, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers. As of December 31, 2024 and 2023, the Company had not experienced any losses related to these indemnification obligations, and no claims with respect thereto were outstanding.

Note 6. Stockholders’ equity

As of December 31, 2024, and 2023, the Company is authorized to issue 10,000,000 shares of common stock, par value of $0.00001. Each stockholder will be entitled to one vote. Holders of shares of common stock shall be entitled to receive dividends as and if declared by the Board of Directors. In the event of liquidation, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of all liabilities. The stockholders do not have cumulative or preemptive rights.

Restricted Stock Awards

Upon approval by the Board of Directors, certain employees and advisors have purchased restricted shares of common stock. At inception, the Company granted 6,000,000 restricted stock to certain founders and the chief executive officer. The agreements also contain a repurchase option noting that if the employee or advisor or Board of Director is terminated, for any reason, the Company has the right and option to repurchase the unvested restricted common stock. Since all shareholders purchased the stock at par value and the stock had no incremental value beyond the par value as of that date, during the period from February 9, 2023 (inception) through December 31, 2023 and December 31, 2024, the stock-based compensation expense impact is insignificant. As of December 31, 2024, 3,250,000 outstanding shares had not vested and the weighted average remaining contractual period of the unvested restricted stock is 2.11 years.

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In February 2023, the Company issued 6,000,000 shares of restricted stock to founders’ of the Company which were determined to have a de minimis value at the date of issuance. The shares vest over a 4-year period from the issuance date.

	Weighted Average Grant Date Fair Value
Unvested at February 9, 2023 (inception)	-	$-
Granted	6,000,000	0.0001
Vested	(1,250,000)	0.0001
Unvested at December 31, 2023	4,750,000	0.0001
Vested	(1,500,000)	0.0001
Unvested at December 31, 2024	3,250,000	$0.0001

As of December 31, 2024, unrecognized stock-based compensation expense related to the Company’s unvested restricted stock awards was de minimis.

Note 7. Income tax

The Company had no income tax expense for the year ended December 31, 2024 or period from February 9, 2023 (inception) through December 31, 2023. The effective tax rate was 0% for the year and period ended December 31, 2024 and December 31, 2023.

A reconciliation of income tax benefit at the statutory federal income tax rate and income taxes as reflected in the financial statements is as follows:

	December 31,
	2024	2023
Rate reconciliation:
Federal tax benefit at statutory rate	21.0%	21.0%
State tax, net of federal benefit	6.9%	6.9%
Permanent differences	-23.3%	174.2%
Change in valuation allowance	-4.6%	-202.1%
Total provision	0.0%	0.0%

Deferred tax assets and liabilities are determined based on the differences between the financial statement carrying amounts and tax bases of assets using enacted tax rates in effect for years in which differences are expected to reverse.

15

Significant components of the Company’s deferred tax assets for federal income taxes consisted of the following:

	December 31,
	2024	2023
Deferred tax assets:
Net operating losses	$2,406	$2,225
Capitalized legal fees	2,713	2,156
Total gross deferred tax asset	5,119	4,381
Valuation allowance	(5,119)	(4,381)
	$-	$-

As of both years ended December 31, 2024, and 2023, the Company has net operating loss (NOL) carryforwards for federal and Delaware income tax purposes of $8,632 and $7,982, respectively, which are available to offset future federal and Delaware taxable income. Both federal and Delaware NOLs can be carried forward indefinitely. The Company’s tax returns since inception have been filed and shall be subject to examination by the taxing authorities.

In assessing the need for a valuation allowance, management must determine that there will be sufficient taxable income to allow for the realization of deferred tax assets. Based upon the historical and anticipated future losses, management has determined that the deferred tax assets do not meet the more-likely-than-not threshold for realizability. Accordingly, a full valuation allowance has been recorded against the Company’s net deferred tax assets as of December 31, 2024. The valuation allowance increased by $738 and $4,381 during the year ended December 31, 2024 and period from February 9, 2023 (inception) to December 31, 2023, respectively.

The Company will recognize interest and penalties related to uncertain tax positions as a component of income tax expense/(benefit). As of December 31, 2024, the Company had no accrued interest or penalties related to uncertain tax positions and no amounts have been recognized in the Company’s financial statements. As of December 31, 2024, tax returns filed for the year ending December 31, 2023 are subject to examination by the tax authorities.

Note 8. Subsequent Events

The Company has evaluated subsequent events from the balance sheet August 08, 2025, the issuance date of these financial statements, and has not identified any requiring disclosure except as noted below.

SAFE Liabilities

In April, May and June 2025, the Company issued SAFEs to various consultants and related parties resulting in gross proceeds of $1,695,000. The SAFEs will automatically convert into the number of shares of preferred stock equal to the purchase amount divided by the discount price, which is defined as the lowest price per share of the preferred stock sold in the equity financing multiplied by the discount rate of 80%.

If there is a liquidity event before the termination of the SAFEs, the SAFEs will be automatically entitled (subject to the liquidation priority) to receive a portion of the proceeds, due and payable to each investor immediately prior to the liquidity event equal to the greater of (1) the purchase amount which is defined as the original investment amount (“cash-out amount”) or (2) the amount payable on the number of shares of Common Stock equal to the Purchase Amount divided by the Liquidity price, which is defined as the price per share equal to the fair market value of the common stock at the time of a liquidity event multiplied by 80%. If there is a dissolution event, then the investors will automatically be entitled to receive proceeds equal to cash-out amounts.

The SAFE note had no interest rate or maturity date, description of dividend and participation rights. The liquidation preference of the SAFE note is junior to other outstanding indebtedness and creditor claims, on par with payments for other SAFE notes and other preferred equity, and senior to payments for other equity of the Company that is not SAFE notes or preferred equity. The SAFE notes were classified as a liability based on evaluating characteristics of the instrument.

Restricted stock

In March 2025, the Company issued 2,000,000 restricted shares to the chief executive officer of the Company. The shares vest over a 2-year period from the issuance date.

In July 2025, the Company issued 454,168 restricted shares, in aggregate, to various consultants of the Company. The shares vest over a 2-year period from the issuance date.

CEO Compensation

In April 2025, the Company and Jeffrey Shealy entered into a full-time employment arrangement where Jeffrey will be the chief executive officer (“CEO”). Jeffrey will earn an annual salary of $250,000 and typical employees benefits such as paid time off and insurance. The agreement has no term and either the Company or Jeffrey can terminate this agreement at anytime.

16

Palomino laboratories, inc.

17

palomino laboratories, inc.

CONDENSED BALANCE SHEETS

(all amounts in USD, except number of shares and per share data)

	(Unaudited) June 30,	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$1,723,646	$134,657
Prepaids and other current assets	20,800	3,468
Total current assets	1,744,446	138,125
Deferred transaction costs, non-current	25,000	-
Total assets	$1,769,446	$138,125

Liabilities and stockholders’ deficit
Current liabilities:
Accounts payable and accrued expenses	127,377	3,291
Shareholder note	3,140	3,140
Total current liabilities	130,517	6,431
SAFE notes	2,086,300	150,000
Total liabilities	2,216,817	156,431

Commitments and contingencies (Note 5)

Stockholders’ deficit:
Common stock, $0.00001 par value; 10,000,000 shares authorized; 8,000,000 and 6,000,000 shares issued and outstanding at June 30, 2025 and December 31, 2024, respectively	80	60
Additional paid-in capital	166,667	-
Accumulated deficit	(614,118)	(18,366)
Total stockholders’ deficit	(447,371)	(18,306)
Total liabilities and stockholders’ deficit	$1,769,446	$138,125

The accompanying notes are an integral part of the condensed financial statements.

18

Palomino laboratories, inc.

CONDENSED STATEMENTS OF OPERATIONS

(all amounts in USD, except number of shares and per share data)

(Unaudited)

	Six months ended June 30,
	2025	2024

Operating expenses:
General and administrative	$355,273	$884
Total operating expenses	355,273	884
Loss from operations	(355,273)	(884)
Other income (expense):
Change in fair value of SAFE notes	(241,300)	(650)
Interest income	821	1,633
Net (loss) income	$(595,752)	$99

Net income (loss) per common share - basic	$(0.19)	$0.00
Weighted average common shares outstanding - basic	3,207,412	1,654,533
Net income (loss) per common share - diluted	$(0.19)	$0.00
Weighted average common shares outstanding - diluted	3,207,412	6,000,000

The accompanying notes are an integral part of the condensed financial statements.

19

palomino laboratories, inc.

CONDENSED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

(all amounts in USD, except number of shares and per share data)

(Unaudited)

	Common Stock		Additional Paid-In	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Deficit	Deficit
Balance, December 31, 2024	6,000,000	$60	$-	$(18,366)	$(18,306)
Stock-based compensation expense	-	-	166,667	-	166,667
Issuance of restricted stock awards	2,000,000	20	-	-	20
Net loss	-	-	-	(595,752)	(595,752)
Balance, June 30, 2025	8,000,000	$80	$166,667	$(614,118)	$(447,371)

	Common Stock		Additional Paid-In	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Deficit	Deficit
Balance, December 31, 2023	6,000,000	$60	$-	$(2,168)	$(2,108)
Net income	-	-	-	99	99
Balance, June 30, 2024	6,000,000	$60	$-	$(2,069)	$(2,009)

The accompanying notes are an integral part of the condensed financial statements.

20

palomino laboratories, inc.

CONDENSED STATEMENTS OF CASH FLOWS

(all amounts in USD)

(Unaudited)

	For the Six Months ended June 30,
	2025	2024

Cash flows from operating activities:
Net (loss) income	$(595,752)	$99
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Stock-based compensation	166,667	-
Change in fair value of SAFE notes	241,300	650
Changes in operating assets and liabilities:
Prepaids and other current assets	(17,332)	-
Accounts payable and accrued expenses	124,086	(34)
Net cash (used in) provided by operating activities	(81,031)	715
Cash flows from financing activities:
Proceeds from issuance of SAFE liabilities	1,695,000	-
Payment of deferred transaction costs	(25,000)	-
Proceeds from issuance of restricted stock awards	20	-
Net cash provided by financing activities	1,670,020	-
Net increase in cash and cash equivalents	1,588,989	715
Cash and cash equivalents at beginning of the period	134,657	139,527
Cash and cash equivalents at end of the period	$1,723,646	$140,242

The accompanying notes are an integral part of the condensed financial statements.

21

palomino laboratories, inc.

NOTES TO CONDENSED FINANCIAL STATEMENTS

Note 1. Nature of Operations and liquidity

Business Description

Palomino Laboratories, Inc., (the “Company”) was incorporated in the State of Delaware on February 9, 2023. The Company’s management has chosen December 31 for its fiscal year end.

The Company is a fabless semiconductor company pioneering the next generation of high-performance microLED-based optoelectronic solutions for data communication. Its mission is to enable ultra-high-speed, energy-efficient optical interconnects that replace legacy copper-based PCIe and Ethernet links in compute-intensive environments. Palomino is commercializing a breakthrough platform built on advanced gallium nitride (GaN) compound semiconductor materials. This proprietary technology enables scalable and cost-efficient manufacturing of ultra-compact, high-speed optical transceivers, with significant improvements in power, size, and bandwidth density over traditional laser-based solutions. Palomino’s differentiated value proposition lies in leveraging high-efficiency microLEDs as optical sources in transceiver modules that can be seamlessly integrated into silicon packages or interposers. This approach unlocks the potential for high-density, chip-scale optical I/O—fundamentally reshaping the future of data movement in AI servers, data centers, and high-performance computing systems. During the six months ended June 30, 2025 and June 30, 2024, the Company did not earn revenues and was considered in the development stage. However, the Company is in process of setting up revenue generating operations.

Going Concern

In accordance with Accounting Standards Codification (“ASC”) 205-40, Going Concern, the Company has evaluated whether there are conditions and events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued. As of June 30, 2025, the Company had cash of $1,723,646.

Additionally, the Company had an accumulated deficit of $614,118 at June 30, 2025, and incurred a net loss of $595,752 during the six months ended June 30, 2025. The Company expects to continue to generate operating losses for the foreseeable future. The Company does not believe that its cash of $1,723,646 as of June 30, 2025 will be sufficient to fund its operating expenses for at least the next 12 months from issuance of these financial statements.

The Company’s financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has not earned any revenue and has been operating at a loss since inception. The Company has an accumulated deficit and stockholders’ deficit. These conditions raise substantial doubt about its ability to continue as a going concern for one year from the issuance of these condensed financial statements. The ability of the Company to continue as a going concern is dependent upon management’s plan to raise additional capital from issuance of equity or receive additional borrowings from the issuance of additional SAFE note financings. Management intends to finance operations over the next twelve months through additional issuance of equity or borrowings. These condensed financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 2. Basis of Presentation and Summary of Significant Accounting Policies

The following is a summary of significant accounting policies consistently applied during the preparation of the accompanying condensed financial statements.

In the opinion of management, the accompanying condensed financial statements include all normal and recurring adjustments (which consist primarily of accruals, estimates and assumptions that impact the condensed financial statements) considered necessary to present fairly the Company’s balance sheet as of June 30, 2025 and December 31, 2024, its statements of operations and stockholders’ deficit for the six months ended June 30, 2025 and 2024, and its cash flows for the six months ended June 30, 2025 and 2024. The condensed financial statements, presented herein, do not contain all of the disclosures required under accounting principles generally accepted in the United States of America (“GAAP”) for annual financial statements. The accompanying condensed financial statements should be read in conjunction with the annual financial statements and related notes as of and for the year ended December 31, 2024. The December 31, 2024 balance sheet presented in these interim financial statements has been derived from the 2024 annual financial statements.

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Basis of Presentation

The accompanying condensed financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”). Any references in these notes to applicable guidance is meant to refer to GAAP as found in Accounting Standards Codification (“ASC”) and Accounting Standards Update (“ASU”) promulgated by the Financial Accounting Standards Board (“FASB”). These financial statements are presented in United States Dollar (“USD”).

Emerging Growth Company

Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Securities Exchange Act of 1934 (the “Exchange Act”) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when an accounting standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised.

Use of Estimates

The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the condensed financial statements and the reported amounts of expenses during the reporting period. Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the condensed financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Estimates and assumptions are periodically reviewed, and the effects of the revisions are reflected in the accompanying financial statements in the period they are determined to be necessary. Significant estimates and assumptions made in the accompanying financial statements include, but are not limited to, realization of deferred tax assets, fair value of share-based awards and the fair value of simple agreement for future equity notes (each a “SAFE note”).

Fair Value Measurements

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (the exit price) in an orderly transaction between market participants at the measurement date. The fair value standard outlines a valuation framework and creates a fair value hierarchy in order to increase the consistency and comparability of fair value measurements and the related disclosures. The Company uses the hierarchy prescribed in the accounting guidance for fair value measurements, based upon the available inputs to the valuation and the degree to which they are observable or not observable in the market. The three levels in the hierarchy are as follows:

●	Level 1 - Quoted prices (unadjusted) for identical assets or liabilities in active markets that are accessible as of the measurement date;

●	Level 2 - Inputs other than quoted prices in active markets for identical assets and liabilities that are observable either directly or indirectly for substantially the full term of the asset or liability; and

●	Level 3 - Unobservable inputs reflecting the Company’s own assumptions about the assumptions that market participants would use in pricing the asset or liability, including assumptions about risk.

23

The carrying amounts of certain financial assets and liabilities, including prepaid and other current assets, accounts payable and accrued liabilities, and shareholder note approximate fair value because of the short maturity and liquidity of those instruments. The classification of assets and liabilities within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement in its entirety.

Concentration of credit risk

Financial instruments that potentially subject the Company to credit risk consist primarily of cash and cash equivalents, which at times, may exceed the Federal Depository Insurance Coverage of $250,000. The Company holds cash at financial institutions that the Company believes are good credit, quality financial institutions and limits the amount of credit exposure with any one bank and conducts ongoing evaluations of the creditworthiness of the banks with which it does business.

Significant Risks and Uncertainties Including Business Risks

The Company is a newly incorporated company and has yet to construct its facility and commence production. As a result, the Company has a limited operating history upon which to evaluate the business and future prospects, which subjects it to a number of risks and uncertainties, including the ability to plan for and predict future growth. Since the Company’s founding, the Company has made progress towards setting up business operations.

The Company expects that it will need to raise additional capital to support its development and commercialization activities. Significant risks and uncertainties to the Company’s operations include failing to secure additional funding and the threat of other companies developing and bringing to market similar technology at an earlier time than the Company.

Deferred Transaction Costs

The Company records deferred transaction costs, which consist of legal, accounting, and other fees related to the preparation of the merger transaction. The deferred transaction costs will be offset against proceeds from the transaction upon the effectiveness of merger transaction. As of June 30, 2025 and December 31, 2024, $25,000 and $NIL of deferred transaction costs, respectively, were capitalized and recorded in deferred transaction costs on the condensed balance sheets. Transaction costs that are not eligible to be capitalized are expensed as incurred and included within general and administrative expense in the condensed statements of operations.

Simple agreement for future equity (“SAFE”) notes

SAFE notes represent instruments that provide a form of financing to the Company and possess characteristics of both a debt and equity instrument. The Company accounts for the SAFE note in accordance with the guidance in ASC 480, Distinguishing Liabilities from Equity. The Company first assessed whether the instrument meets the definition of a liability under ASC 480. The SAFE note includes terms that would affect the conversion of the note into shares based on the next round of financing. The SAFE instruments issued have the potential for cash settlement upon the occurrence of certain liquidity events. Accordingly, the SAFE note was determined to be a liability and recorded at fair value.

This liability is subject to re-measurement at each balance sheet date until a triggering event, equity financing, change in control or dissolution occurs, and any change in fair value is recognized in the Company’s statements of operations.

The fair value estimate includes significant inputs not observable in market, which represents a Level 3 measurement within the fair value hierarchy. The valuation uses probabilities considering pay-offs under various scenarios as follows: (i) an equity financing where the SAFE notes will convert into preferred stock; (ii) a liquidity event where the SAFE notes will convert into the greater of the cash-out amount or amount payable on the number of shares of common stock equal to the purchase amount divided by the liquidity price and (iii) a dissolution event where the SAFE notes holders will receive a portion of the cash payout.

There were no issuance costs incurred related to the SAFE note issuances during the six months ended June 30, 2025 and 2024.

24

Share-based compensation

The Company measures equity classified share-based awards granted to employees, non-employees and directors based on the estimated fair value on the date of grant and recognizes compensation expense of those awards over the requisite service period, which is the vesting period of the respective award. The Company accounts for forfeitures as they occur. For share-based awards with service-based vesting conditions, the Company recognizes compensation expense on a straight-line basis over the service period. The Company classifies share-based compensation expense in its statements of operations in the same manner in which the award recipient’s payroll costs are classified or in which the award recipient’s service payments are classified. Fair value is determined using a combination of the probability weighted expected return method and option pricing model. The Company’s share-based awards comprise of restricted stock awards (RSA), fair value of which is measured based on the grant-date fair value of the restricted stock awards, which was deemed insignificant at the inception of the Company.

Estimating the fair value of share-based awards requires the input of subjective assumptions, including the estimated fair value of the Company’s common stock. The assumptions used in estimating the fair value of share-based awards represent management’s estimate and involve inherent uncertainties and the application of management’s judgment. As a result, if factors change and management uses different assumptions, share-based compensation expense could be materially different for future awards.

General and Administrative Costs

General and administrative costs are expensed as incurred and consist primarily of administrative, personnel-related expenses and professional fees.

Net income (loss) per share

The Company adopted ASC 260, “Earnings per Share”, at its inception. Basic net (loss) income per share of common stock is computed by dividing net (loss) income by the weighted-average number of shares of common stock outstanding during each period.

Diluted net (loss) income per share of common stock includes the effect, if any, from the potential exercise or conversion of securities, which would result in the issuance of incremental shares of common stock, using the treasury stock method. Potential common shares are excluded from the diluted per share calculation when their effect is anti-dilutive, including in periods of net loss or when inclusion does not result in a decrease in earnings per share.

For the six months ended June 30, 2025, and 2024, the components of basic and diluted net (loss) income per share were as follows:

	For the Six Months Ended June 30
	2025	2024
Numerator:
Net income (loss)	$(595,752)	$99

Denominator:
Weighted average shares outstanding, basic	3,207,412	1,654,533
RSUs	-	4,345,467
Weighted average shares - diluted	3,207,412	6,000,000

Net income (loss) per share of common stock - basic	$(0.19)	$0.00
Net income (loss) per share of common - diluted	$(0.19)	$0.00

25

The following potentially dilutive securities have been excluded from the computation of diluted weighted-average shares of common stock outstanding, as they would be anti-dilutive:

	For the Six Months Ended June 30,
	2025	2024

Unvested restricted stock	4,250,000	-
Total	4,250,000	-

Segment information

In accordance with ASC 280, Segment Reporting (“ASC 280”), the Company identifies its operating segments according to how the Company’s business activities are managed and evaluated. ASC 280 establishes standards for companies to report financial statement information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise for which separate financial information is available that is regularly evaluated by the Company’s chief operating decision maker (“CODM”), or group, in deciding how to allocate resources and assess performance.

The CODM has been identified as the Chief Executive Officer, who reviews the operating results for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, management has determined that the Company only has one operating and reportable segment.

When evaluating the Company’s performance and making key decisions regarding resource allocation the CODM reviews several key metrics, which include the following:

	For the Six Months Ended June 30,
	2025	2024
Legal fees	$4,480	$-
Accounting and other professional fees	121,318	-
Stock compensation expense	166,667	-
Payroll and benefits	60,451	-
Other	2,357	884
	$355,273	$884

The key measures of segment profit or loss reviewed by our CODM are operating expenses. Operating costs are reviewed and monitored by the CODM to manage and forecast cash. The CODM also reviews operating costs to manage, maintain and enforce all contractual agreements to ensure costs are aligned with all agreements and budget.

Recently Issued Accounting Pronouncements

In December 2023, the FASB issued ASU No. 2023-09, Income Taxes (Topic 740): “Improvements to Income Tax Disclosures”. ASU 2023-09 is intended to improve income tax disclosure requirements by requiring (1) consistent categories and greater disaggregation of information in the rate reconciliation and (2) the disaggregation of income taxes paid by jurisdiction. The guidance makes several other changes to the income tax disclosure requirements as well. The guidance in ASU 2023-09 will be effective for annual reporting periods in fiscal years beginning after December 15, 2024. The adoption of this standard did not have material impact on the Company’s condensed financial statements and disclosures.

In November 2024, the FASB issued ASU No. 2024-03, Disaggregation of Income Statement Expenses. ASU 2024-03 requires additional disclosure of specific types of expenses included in the expense captions presented on the face of the income statement as well as disclosures about selling expenses. ASU 2024-03 is effective for fiscal years beginning after December 15, 2026, and interim periods beginning after December 15, 2027, with early adoption permitted. The requirements will be applied prospectively with the option for retrospective application. The Company is currently evaluating the impact that the adoption of ASU 2024-03 will have on its condensed financial statements and disclosures.

The Company continually assesses any new accounting pronouncements to determine their applicability to the Company. Where it is determined that a new accounting pronouncement affects the Company’s financial reporting, the Company undertakes a study to determine the consequence of the change to its financial statements and assures that there are proper controls in place to ascertain that the Company’s financials properly reflect the change. Management does not believe that any recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying condensed financial statements.

Note 3. Fair value measurements

The following tables present information about the Company’s assets that are measured at fair value on a recurring basis:

	June 30, 2025
	Quoted prices in active market for identical assets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)
Liabilities:
SAFE notes	$-	$-	$2,086,300

	December 31, 2024
	Quoted prices in active market for identical assets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)
Liabilities:
SAFE notes	$-	$-	$150,000

The following table provides a summary of changes in the estimate fair value of the SAFE liability:

Balance at December 31, 2024	$150,000
Issuance of additional notes	1,695,000
Change in fair value - SAFE notes	241,300
Balance at June 30, 2025	$2,086,300

The fair value of the SAFE liabilities was estimated using a Probability-Weighted Expected Return Method (“PWERM”) using the following inputs:

	June 30,
	2025	2024
Discount rate	13.00%	13.90%
Expected term (in years) to equity financing	0.13	0.5
Expected term (in years) to liquidity event	0.13	1.75
Expected term (in years) to event of default	0.38	0.75
Probability of equity financing	2.00%	50.00%
Probability of liquidity event	97.50%	30.00%
Probability of event of default	0.50%	20.00%

Note 4. Related Party Debt and Transactions

Related party consulting arrangements

During the quarter ended March 31, 2025, the Company utilized consulting services provided by the son of one of the founders. The Company expensed $1,000 during the six months ended June 30, 2025, for consulting services performed by one of the son’s of Steven DenBaars (founding member). No similar transaction happened in the comparative prior period. There were $0 and $1,280 balances in accounts payable and accrued expenses as of June 30, 2025 and December 31, 2024, relating to unpaid amounts to the son of a founder.

26

On February 24, 2023, the Company entered into a consulting arrangement with Jeffrey Shealy (Chief Executive Officer) to perform consulting services around the development of technology, financial planning, marketing strategies, intellectual property creation and operational management. To compensate Jeffrey for these services, the Company granted Jeffrey restricted stock (Note 6). In April 2025, Jeffrey and the Company entered into a full-time employment agreement where Jeffrey will be the Chief Executive Officer. Jeffrey will earn an annual salary of $250,000 and typical employees benefits such as paid time off and insurance. The agreement has no term and either the Company or Jeffrey can terminate this agreement at anytime. For the six months ended June 30, 2025, the Company paid Jeffrey a salary of $53,125. No similar activity was present for the six months ended June 30, 2024. For the six months ended June 30, 2025, the Company reimbursed Jeffrey in the amount of $2,471 for travel expenses. No similar activity was present for the six months ended June 30, 2024.

At June 30, 2025, there is an $800 receivable recorded relating to a subscription reimbursement due from a founding member.

SAFE note

In April 2023, the Company issued SAFE notes in the amount of $50,000 each to the Jeffrey Shealy, Steven Denbaars and Richard Ogawa (founder and director) resulting in net proceeds of $150,000. In April, May and June 2025, the Company issued SAFEs to various consultants resulting in gross proceeds of $175,000 and related parties resulting in gross proceeds of $1,520,000. The SAFEs will automatically convert into the number of shares of preferred stock equal to the purchase amount divided by the discount price, which is defined as the lowest price per share of the preferred stock sold in the equity financing multiplied by the discount rate of 80%.

If there is a liquidity event before the termination of the SAFEs, the SAFEs will be automatically entitled (subject to the liquidation priority) to receive a portion of the proceeds, due and payable to each investor immediately prior to the liquidity event equal to the greater of (1) the purchase amount which is defined as the original investment amount (“cash-out amount”) or (2) the amount payable on the number of shares of Common Stock equal to the Purchase Amount divided by the Liquidity price, which is defined as the price per share equal to the fair market value of the common stock at the time of a liquidity event multiplied by 80%. If there is a dissolution event, then the investors will automatically be entitled to receive proceeds equal to cash-out amounts.

The SAFE note had no interest rate or maturity date, description of dividend and participation rights. The liquidation preference of the SAFE note is junior to other outstanding indebtedness and creditor claims, on par with payments for other SAFE notes and other preferred equity, and senior to payments for other equity of the Company that is not SAFE notes or preferred equity. The SAFE notes were classified as a liability based on evaluating characteristics of the instrument and are presented at fair value as a non-current liability in the Company’s balance sheets. Refer to Note 3 for further information on the fair value measurement.

Shareholder note

In May 2023, the Company entered in a loan agreement (“Agreement”) with founding member in the amount of $3,140. The loan is due upon demand by the lender and thus classified as a current liability in the balance sheets. The loan is interest free and unsecured. The Company can prepay the loan at anytime without penalty. The balance as of June 30, 2025 and December 31, 2024 both was $3,140.

Note 5. Commitments and contingencies

Certain conditions may exist as at the date the condensed financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. As of the balance sheet dates, there were no contingent liabilities to assess.

Litigation

Liabilities for loss contingencies arising from claims, assessments, litigation, fines, penalties, and other sources are recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated. There are no matters currently outstanding.

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Indemnification

In the ordinary course of business, the Company may provide indemnification of varying scope and terms to vendors, lessors, business partners, and other parties with respect to certain matters including, but not limited to, losses arising out of breach of such agreements or from intellectual property infringement claims made by third parties. In addition, the Company has entered into indemnification agreements with officers and members of the Board that will require the Company, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers. As of June 30, 2025 and December 31, 2024, the Company had not experienced any losses related to these indemnification obligations, and no claims with respect thereto were outstanding.

Note 6. Stockholders’ equity

As of June 30, 2025 and December 31, 2024, the Company is authorized to issue 10,000,000 shares of common stock, par value of $0.00001. Each stockholder will be entitled to one vote. Holders of shares of common stock shall be entitled to receive dividends as and if declared by the Board of Directors. In the event of liquidation, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of all liabilities. The stockholders do not have cumulative or preemptive rights.

Restricted Stock Awards

Upon approval by the Board of Directors, certain employees and advisors have purchased restricted shares of common stock. At inception, the Company granted 6,000,000 restricted stock to certain founders and the chief executive officer. The agreements also contain a repurchase option noting that if the employee or advisor or Board of Director is terminated, for any reason, the Company has the right and option to repurchase the unvested restricted common stock. All shareholders purchased the stock at par value and the stock had no incremental value beyond the par value as of that date. The shares vest over a 4-year period from the issuance date.

In March 2025, the Company issued 2,000,000 restricted stock to the chief executive officer of the Company. The shares vest over a 2-year period from the issuance date.

		Weighted Average Grant Date Fair Value
Unvested at December 31, 2024	3,250,000	$0.00001
Granted	2,000,000	0.62000
Vested	(1,000,000)	0.15501
Unvested at June 30, 2025	4,250,000	$0.29177

As of June 30, 2025, 4,250,000 outstanding shares had not vested and the weighted average remaining contractual period of the unvested restricted stock is 1.2 years. During the six months ended June 30, 2025, the Company recognized $166,667 of stock-compensation expense. There was no stock compensation expense recognized during the six months ended June 30, 2024. As of June 30, 2025, unrecognized stock-based compensation expense related to the Company’s unvested restricted stock awards was $1,073,333. The total fair value of restricted stocks vested during the six months ended June 30, 2025 is $155,008. The total fair value of restricted stocks vested during the six months ended June 30, 2024 is insignificant.

Note 7. Subsequent Events

The Company has evaluated subsequent events from the balance sheet date through September 26, 2025, the issuance date of these condensed financial statements, and has not identified any requiring disclosure except as noted below.

Restricted stock

On July 28, 2025, the Company granted 100,000 restricted awards at a grant date fair value of $0.62 to a consultant. The shares vest over a 2-year period from the issuance date.

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UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On September 29, 2025, Unite Acquisition 3 Corp. (“Unite”) and Palomino Laboratories, Inc. (“Palomino”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, among other things and subject to the satisfaction or waiver of the conditions set forth therein, Palomino will merge with and into a wholly owned subsidiary of Unite (the “Merger Sub”) in a reverse triangular merger (the “Merger”). At the Effective Time of the Merger, Palomino will survive as a wholly owned subsidiary of Unite, and Unite will be renamed “Palomino Laboratories, Inc.” in connection with the Merger.

At the Effective Time, all outstanding shares of Palomino Common Stock will be cancelled and automatically converted into the right to receive shares of Unite common stock.

Prior to the initial closing of the Offering (as defined below), Unite Acquisition’s board of directors adopted an equity incentive plan reserving a number of shares of Common Stock equal to 15% of the shares to be outstanding after completion of the Merger and the final closing of the Offering, on a fully diluted basis (assuming exercise or conversion of all then-outstanding Common Stock equivalents), for the future issuance, at the discretion of the board of directors, of options and other incentive awards to officers, key employees, consultants and directors of the Company and its subsidiaries.

The sole holder of common stock of Unite Acquisition prior to the Merger, Lucius Partners, retained 4,000,000 shares of Common Stock after the Merger, following cancellation of 1,000,000 shares of Common Stock. The Merger Agreement contained customary representations and warranties and pre- and post-closing covenants of each party and customary closing conditions.

As a condition to the Merger, we entered into a Pre-Merger indemnity agreement with Unite Acquisition’s sole officer and director, Nathan P. Pereira, pursuant to which the Company agreed to indemnify Mr. Pereira for actions taken by him in his official capacity relating to the consideration, approval and consummation of the Merger and certain related transactions.

The Offering

Immediately following the effective time of the Merger, we issued, in two closings of the private placement offering, 6,320,683 Units, for an aggregate purchase price of $9.5 million, at a purchase price of $1.50 per Unit, with each Unit consisting of (i) one share of Common Stock, (ii) a warrant representing the right to purchase one share of Common Stock, exercisable from issuance until one year after the final Closing of the Offering at an exercise price of $1.50 per share (such shares of Common Stock issuable upon the exercise of the Warrants, the “Warrant Shares”). The private placement offering is referred to herein as the “Offering.”

In connection with the Offering, the Placement Agent (a) was paid at each closing from the Offering proceeds a total cash commission of 10.0% of the aggregate gross purchase price paid by purchasers in the Offering at that closing (the “Cash Fee”), (b) was paid at each closing from the Offering proceeds a total non-allocable expense allowance equal to 2.0% of the aggregate gross purchase price paid by purchasers in the Offering at that Closing (the “Expense Allowance”), and (c) received (and/or its designees will receive) warrants to purchase 706,443 shares of Common Stock, with a term expiring seven years after the final closing date and an exercise price equal $1.80 (the “Placement Agent Warrants”). Additionally, the placement agent was paid a non-refundable activation fee of $35,000.

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Accounting for the Merger

The following selected unaudited pro forma condensed combined financial information gives effect to (i) the conversion of certain outstanding Palomino securities into Palomino common stock immediately prior to the Effective Time of the Merger, (ii) the Merger, and (iii) the concurrent private placement offering. The pro forma financial information does not reflect any adjustments related to a potential reverse stock split, which may be implemented in connection with a future listing application or to satisfy other requirements, as the exact ratio and timing of any such split have not been determined and would be subject to a variety of factors.

The Merger is expected to be accounted for as a reverse recapitalization in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Under this method of accounting, Unite, which is the legal acquirer, is treated as the “acquired” company for financial reporting purposes and Palomino is treated as the accounting acquirer. This determination was primarily due to Unite being determined to be a shell company in that it did not meet the U.S. GAAP definition of a business, did not have more than nominal assets, and does not have more than nominal operations at the time of the merger. Accordingly, for accounting purposes, the Merger will be treated as the equivalent of a capital transaction in which Palomino is issuing stock for the net assets of Unite. The net assets of Unite will be stated at historical cost, with no goodwill or other intangible assets recorded.

Basis for Pro Forma Presentation

The unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma condensed combined balance sheet data assumes that the Merger took place on June 30, 2025 and combines the Palomino and Unite historical balance sheets on June 30, 2025. The unaudited pro forma condensed combined statements of operations data assumes that the Merger took place as of January 1, 2024 and combines the historical results of palomino and Unite for the periods ending June 30, 2025 and December 31, 2024. The historical financial statements of Palomino and Unite, which are included elsewhere in this proxy statement/prospectus/information statement, have been adjusted to give pro forma effect to events that are (i) directly   attributable to the Merger, (ii) factually supportable, and (iii) with respect to the statements of operations, expected to have a continuing impact on the combined results. The unaudited pro forma condensed combined financial information, including the notes thereto, should be read in conjunction with the separate historical audited financial statements and unaudited interim condensed financial statements of Palomino and Unite which are or included elsewhere in the proxy statement/prospectus/information statement.

The unaudited pro forma condensed combined financial information has been derived from, and should be read in conjunction with:

●	Unite’s audited financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 28, 2025;

●	Unite’s unaudited condensed financial statements included in its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2025, filed with the Securities and Exchange Commission (“SEC”) on August 7, 2025;

●	Palomino’s audited financial statements for the year ended December 31, 2024;

●	Palomino’s unaudited condensed financial statements for the six months ended June 30, 2025

In the unaudited pro forma combined condensed financial statements, the Merger has been accounted for as a reverse recapitalization under GAAP. The unaudited pro forma condensed combined financial statements are based on the assumptions and adjustments that are described in the accompanying notes. The actual amounts recorded as of the completion of the Merger may differ materially from the information presented in these unaudited pro forma condensed combined financial statements as a result of the amount of cash used by Unite’s operations between the signing of the Merger Agreement and the closing of the Merger; the timing of the closing of the Merger; and other changes in Unite’s assets and liabilities that occur prior to the completion of the Merger.

In addition, the unaudited pro forma condensed combined financial statements do not give effect to the potential impact of current financial conditions, regulatory matters, operating efficiencies or other savings or expenses that may be associated with the Merger. The actual results reported in periods following the Merger may differ significantly from those reflected in the unaudited pro forma condensed combined financial information presented herein for a number of reasons, including, but not limited to, differences in the assumptions used to prepare this unaudited pro forma condensed combined financial information. Furthermore, accounting rules require evaluation of certain assumptions, estimates, or determination of financial statement classifications. While this unaudited pro forma condensed combined financial information assumes no material differences, the accounting policies of Unite may materially vary from those of Palomino. Following consummation of the Merger, management will conduct a final review of Unite’s accounting policies in order to determine if differences in accounting policies require adjustment or reclassification of Unite’s results of operations or reclassification of assets or liabilities to conform to Palomino’s accounting policies and classifications. As a result of this review, management may identify differences that, when conformed, could have a material impact on these unaudited pro forma condensed combined financial statements.

Accordingly, the unaudited pro forma condensed combined financial statements have been prepared for illustrative purposes only are not necessarily indicative of the combined financial position or results of operations in future periods or the results that actually would have been realized had Palomino and Unite been a combined company during the specified period and may not be useful in predicting the future results of operations or financial position.

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UNAUDITED PRO FORMA COMBINED BALANCE SHEET

AS OF June 30, 2025

	Palomino Laboratories	Unite Acquisition Corp 3	Transaction Adjustments	Notes	Pro Forma Combined
Assets
Current Assets:
Cash and cash equivalents	$1,723,646	$1,887	$7,585,054	A	$9,310,587
Prepaids and other current assets	20,800	-	-		20,800
Total current assets	1,744,446	1,887	7,585,054		9,331,387
Deferred transaction costs	25,000		(25,000)	B	-
Total assets	$1,769,446	$1,887	$7,560,054		$9,331,387

Liabilities and Stockholders’ Deficit
Current liabilities:
Related party payables	$-	$6,500	(6,500)	C	$-
Accounts payable and accrued expenses	127,377	40,781	-		168,158
Accrued interest	-	22,150	(22,150)	C	-
Shareholder note	3,140	20,000	(20,000)	C	3,140
Note payable - Lucius Partners Opportunity Fund	-	275,000	(275,000)	C	-
Total current liabilities	130,517	364,431	(323,650)		171,298
Warrant liabilities	-	-	5,774,740	D	5,774,740
SAFE notes	2,086,300	-	(2,086,300)	E	-
Total liabilities	2,216,817	364,431	3,364,790		5,946,038

Commitments and contingencies

Stockholders’ deficit:
Common stock $0.0001 par value	80	500	1,279	F	1,859
Additional paid-in capital	166,667	-	3,830,941	F	3,997,608
Accumulated deficit	(614,118)	(363,044)	363,044	F	(614,118)
Total stockholders’ deficit	(447,371)	(362,544)	4,195,264		3,385,349
Total liabilities and stockholders’ deficit	$1,769,446	$1,887	$7,560,054		$9,331,387

See accompanying notes to Unaudited Pro Forma Combined Balance Sheet

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UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2025

	Palomino Laboratories	Unite Acquisition Corp 3	Transaction Adjustments	Notes	Pro Forma Combined
Operating expenses:
General and administrative	$355,273	$89,073	$-		$444,346
Total operating expenses	355,273	89,073	-		444,346
Loss from operations	(355,273)	(89,073)	-		(444,346)
Other income:
Change in fair value of SAFE notes	(241,300)	-	241,300	G	-
Interest income	821	-	-		821
Interest expense	-	(16,364)	16,364	H	-
Net loss	$(595,752)	$(105,437)	$257,664		$(443.525)

Loss per common share - basic and dilutive net loss	$(0.19)	$(0.02)			$(0.02)
Weighted average common shares outstanding - basic and dilutive	3,207,412	5,000,000	10,379,940	I	18,587,352

See accompanying notes to Unaudited Pro Forma Combined Statement of Operations

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UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2024

	Palomino Laboratories	Unite Acquisition Corp 3	Transaction Adjustments	Notes	Pro Forma Combined
Operating expenses:
General and administrative	$6,123	$140,080	$-		$146,203
Total operating expenses	6,123	140,080	-		146,203
Loss from operations	(6,123)	(140,080)	-		(146,203)
Other income:
Change in fair value of SAFE notes	(13,550)	-	13,550	G	-
Interest income	3,475	-	-		3,475
Interest expense	-	(5,786)	5,786	H	-
Net loss	$(16,198)	$(145,866)	$19,336		$(142,728)

Loss per common share - basic and dilutive net loss	$(0.01)	$(0.03)			$(0.01)
Weighted average common shares outstanding - basic and dilutive	2,031,421	5,000,000	11,555,931	I	18,587,352

See accompanying notes to Unaudited Pro Forma Combined Statement of Operations

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NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

(amounts in thousands except share and per share data)

1. Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial statements have been prepared for illustrative and informational purposes only and were prepared from the respective historical information of Unite Acquisition and Private Palomino, and reflect adjustments to the historical information in accordance with the SEC Final Rule Release No. 33-10786 and in accordance with Article 11 of Regulation S-X of the Securities Exchange Act of 1934. We have accounted for the Merger in these unaudited pro forma condensed combined financial statements as a reverse recapitalization, in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 805 “Business Combinations” (“ASC 805”). In accordance with ASC 805, this is a capital transaction of Palomino (the legal acquiree) and is the equivalent to the issuance of shares by Palomino for the net monetary assets of Unite, accompanied by a recapitalization.

Pro forma adjustments reflected in the unaudited pro forma condensed combined balance sheet are based on items that are factually supportable and directly attributable to the business combination. Pro forma adjustments reflected in the pro forma condensed combined statements of income are based on items that are factually supportable, directly attributable to the business combination and are expected to have a continuing impact on the combined results. The unaudited pro forma condensed combined financial information does not reflect the cost of any integration activities or benefits from the business combination, including potential synergies that may be generated in future periods.

3. Pro Forma Adjustments

The pro forma adjustments were based on the preliminary information available at the time of the preparation of the unaudited pro forma combined financial information. The unaudited pro forma combined financial information, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the separate historical audited financial statements and unaudited interim condensed financial statements of Palomino and Unite, which are included elsewhere in this proxy statement/prospectus/information statement:

A.	Reflects (i) payment of total estimated unpaid transaction costs (ii) payment of certain existing liabilities of Unite upon consummation of the merger and (iii) the private placement entered into in conjunction with the Merger.

B.	Reflects the reclass of deferred transaction costs into additional paid-in capital, in connection with the Merger.

C.	Reflects the payment of certain Unite liabilities in connection with the Merger.

D.	To record the fair value of the liability-classified warrants used to subscription, SAFE and placement agent holders in connection with the Merger

E.	Immediately prior to closing of the Merger, the Palomino’s SAFEs will convert into Palomino Common Stock that will subsequently be converted into the right to receive shares of Unite Common Stock upon closing of the Merger.

F.	To record the (i) Merger adjustment to Palomino Common Stock outstanding, (ii) conversion of Palomino SAFEs into Palomino Common Stock, (iii) elimination of Unite’s historical equity carrying value, (iv) issuance of shares of common stock of the continuing company to Palomino shareholders,(v) sale of common stock and warrants in the private placement, (vi) stock-based compensation arrangements issued upon the Merger execution (vii) recording of transaction costs:

			Additional
	Common stock		paid-in	Accumulated
(amounts in thousands)	Shares	Amount	capital	deficit	Total
Palomino adjusted common stock outstanding in connection with the Merger	6,295,834	$550	$(550)	$-	$-
Issuance of common stock upon conversion of Palomino SAFE liabilities	1,537,501	154	2,086,146	-	2,086,300
Sale of common stock and warrants in private placement	6,320,683	632	9,455,393	-	9,456,025
Reclass of liability-classified warrants issued in the private placement	-	-	(5,774,740)	-	(5,774,740)
Elimination of Unite Acquisition Corp 3’s historical carrying values	-	(500)	(362,544)	363,044	-
Issuance of common stock of the continuing company to Unite Acquisition Corp 3’s shareholders	4,000,000	400	(400)	-	-
Issuance of consultant shares	433,334	43	(43)	-	-
Payment of transaction costs	-	-	(1,572,321)	-	(1,572,321)
	18,587,352	$1,279	$3,830,941	$364,044	$4,195,264

G.	Elimination of the change in fair value of the SAFE notes that were settled upon the consummation of the merger.

H.	Elimination of interest expense of the Note Payable - Lucius Partners Opportunity Fund that was settled upon the consummation of the merger.

I.	The pro forma combined basic and diluted loss per share have been adjusted to reflect the pro forma net loss for the periods ending June 30, 2025, and December 31, 2024. In addition, the number of shares used in calculating the pro forma combined basic and diluted net loss per share has been adjusted to reflect the estimated total number of shares of common stock of the combined company that would be outstanding as of the closing. The following table sets forth the calculation of the pro forma weighted average number of common shares outstanding-basic and diluted.

	The six months ended June 30, 2025	Year Ended December 31, 2024
Elimination of historical Unite Acqusition Corp 3’s weighted average shares	(5,000,000)	(5,000,000)
Incremental vested restricted stock	3,088,422	4,264,413
Sale of common stock and warrants in private placement	6,320,683	6,320,683
Issuance of common stock upon conversion of Palomino’s SAFE liabilities	1,537,501	1,537,501
Issuance of consultant shares	433,334	433,334
Issuance of shares of common stock of the continuing company to Unite Acquisition Corp 3’s shareholders	4,000,000	4,000,000
	10,379,940	11,555,931

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